UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Five Prime Therapeutics, Inc. (“FivePrime”) held its annual meeting of stockholders (the “Annual Meeting”) on June 12, 2015. The final results for each of the proposals submitted to a vote of FivePrime’s stockholders at the Annual Meeting are set forth below. The proposals set forth below are described in detail in FivePrime’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2015.

Proposal 1: FivePrime’s stockholders elected all of the nominees for directors to serve a three-year term until the 2018 Annual Meeting, or until their respective successors are duly elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Fred E. Cohen	10,238,848	7,148,959	4,419,558
Peder K. Jensen	17,130,539	257,268	4,419,558
Aron M. Knickerbocker	16,039,067	1,348,740	4,419,558

Proposal 2: FivePrime’s stockholders ratified the appointment of Ernst & Young LLP as FivePrime’s independent registered public accounting firm for the fiscal year ending December 31, 2015 by the votes set forth in the table below:

For	Against	Abstain
21,569,400	203,707	34,248

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena
Senior Vice President, General Counsel & Secretary

Dated: June 15, 2015

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